EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

April 7, 2010

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION COMMENCES CASH TENDER OFFER AND CONSENT SOLICITATION FOR ITS OUTSTANDING 7¼% SENIOR NOTES DUE 2011 AND ITS 8⅛% SENIOR NOTES DUE 2013

New York, New York – Phillips-Van Heusen Corporation (NYSE: PVH) announced today that it has commenced offers to purchase for cash any and all of the (i) $150 million outstanding principal amount of its 7¼% Senior Notes due 2011 and (ii) $150 million outstanding principal amount of its 8⅛% Senior Notes due 2013.  In conjunction with the tender offers, PVH is soliciting consents to effect certain proposed amendments to the indentures governing each of these series of Notes.  The offers and consent solicitations are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated April 7, 2010, and a related Consent and Letter of Transmittal, which set forth the terms and conditions of the offers and consent solicitations in full detail.

The total consideration to be paid for each $1,000 principal amount of the 2011 Notes tendered, and not validly withdrawn, will be $1,002.50.  The total consideration to be paid for each $1,000 principal amount of the 2013 Notes tendered, and not validly withdrawn, will be $1,016.04.  The total consideration for each series of Notes includes a consent payment of $30.00 per $1,000 principal amount, which is payable only to holders who tender their Notes and validly deliver their consents prior to the expiration of the consent solicitations.  Holders who tender their Notes after the expiration of the consent solicitations, but on or prior to the tender expiration will receive the applicable tender offer consideration, which is the applicable total consideration minus the consent payment.  The consent solicitations will expire at 5:00 p.m., New York City time, on April 20, 2010, unless terminated or extended.  The tender offers will expire at 12:00 midnight, New York City time, on May 4, 2010, unless terminated or extended.  Tendering holders will also receive accrued and unpaid interest from the last applicable interest payment date to, but not including, the payment date.  Tendered Notes may not be withdrawn and consents may not be revoked after 5:00 p.m., New York City time, on April 20, 2010.

The proposed amendments to the indentures governing each series of Notes would, among other things, eliminate substantially all of the restrictive covenants in the indentures and the applicable series of underlying Notes and eliminate all events of default other than events of default relating to the failure (i) to pay principal of and interest on the applicable series of Notes and (ii) to comply for 60 days after notice with the covenants, obligations, warranties or agreements contained in the Indentures after giving effect to the proposed amendments.  Adoption of the proposed amendments to each indenture requires the consent of the holders of at least a majority of the aggregate outstanding principal amount of the applicable series of Notes. Holders who tender their Notes will be required to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their Notes in the tender offer. The proposed amendments to each indenture will not become operative, however, until a majority in aggregate outstanding principal amount of the applicable series of Notes, whose holders have delivered consents to the proposed amendments, have been accepted for payment.

The tender offers and consent solicitations with respect to each series of Notes are subject to the satisfaction of certain conditions, including (i) the Minimum Tender Condition, which requires that Notes representing not less than a majority in aggregate principal amount of Notes outstanding be validly tendered and not validly withdrawn; (ii) the Acquisition Condition, which requires that all conditions precedent to the previously announced acquisition of Tommy Hilfiger B.V. by PVH be satisfied and the proceeds of the financing for the acquisition be received by PVH; and (iii) the Supplemental Indenture Condition, which requires that the supplemental indentures implementing the proposed amendments must have been executed.  Although the conditions to the tender offers and consent solicitations include the Acquisition Condition, consummation of the tender offers and consent solicitations is not a condition precedent to the Acquisition.  The principal purpose of the tender offers and the consent solicitations is to acquire all outstanding Notes and to eliminate substantially all of the restrictive covenants and certain events of default in the indentures.

Barclays Capital Inc. is acting as dealer manager and solicitation agent for the tender offers and the consent solicitations.  The depositary and information agent for the tender offers is D.F. King & Co.  Questions regarding the tender offers and consent solicitations may be directed to Barclays Capital Inc., (800) 438-3242 (toll free) or (212) 528-7581 (collect).  Requests for copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be directed to D.F. King & Co., telephone number (800) 487-4870 (toll free) and (212) 269-5550 (for banks and brokers).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes.  This press release also is not a solicitation of consents to the proposed amendments to the indentures and the Notes.  The tender offers and consent solicitations are being made solely by means of the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation Statement that PVH is distributing to holders of Notes.  The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Phillips-Van Heusen Corporation is one of the world's largest apparel companies.  It owns and markets the Calvin Klein brand worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Tommy Hilfiger, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY and Timberland.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Forward-looking statements made in this press release, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, including, without limitation, statements relating to the Company’s proposed acquisition of Tommy Hilfiger BV and certain related companies (collectively, “Tommy Hilfiger”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following:  (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s proposed acquisition of Tommy Hilfiger is subject to conditions, which may not be satisfied, in which event the transaction may not close; (iii) in connection with the proposed acquisition of Tommy Hilfiger, the Company intends to borrow significant amounts, including by selling high yield notes, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (v) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability, and its ability to realize any benefits from Tommy Hilfiger, if the acquisition is consummated; (vi) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vii) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (viii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (ix) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (x) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.